ITEM 77E  LEGAL
PROCEEDINGS

Since October 2003
 Federated and related
 entities collectively
 Federated and various
Federated funds Funds
have been named as
defendants in several
 class action lawsuits
 now pending in the
United States District
 Court for the District
of Maryland The lawsuits
were purportedly filed
on behalf of people who
 purchased owned andor
redeemed shares of
Federatedsponsored
mutual funds during
specified periods
beginning November
 1 1998 The suits
 are generally similar
 in alleging that
Federated engaged
in illegal and
improper trading practices
 including market timing
and late trading in concert
 with certain institutional
 traders which allegedly
caused
financial injury to the mutual
fund shareholders These
lawsuits began to be filed
 shortly after Federateds
 first public announcement
that it had received requests
 for information on shareholder
trading activities in the
Funds from the SEC the
Office of the New York
State Attorney General
NYAG and other authorities
 In that regard on November
 28 2005 Federated announced
 that it had reached
final settlements with the
SEC and the NYAG with
respect to those matters
 Specifically the SEC
 and NYAG settled proceedings
against three Federated
subsidiaries involving
undisclosed market timing
 arrangements and late
trading The SEC made findings
that
Federated Investment
 Management Company FIMC
 an SECregistered investment
 adviser to various Funds
 and Federated Securities
Corp an SECregistered
 brokerdealer and distributor
 for the Funds violated
provisions of the Investment
 Advisers Act and Investment
Company Act by approving but
 not disclosing three market
 timing arrangements or the
 associated conflict of
interest between FIMC
and the funds involved in
 the arrangements either
to other fund shareholders
or to the funds board and
 that Federated Shareholder
Services Company formerly
 an SECregistered transfer
agent failed to prevent a
 customer and a Federated
 employee from late trading
in violation of provisions
 of the Investment Company
 Act The NYAG found that
such conduct violated
provisions of New York
 State
law Federated entered into
 the settlements without
admitting or denying the
regulators findings As
Federated previously
reported in
2004 it has already paid
approximately 80 million
 to certain funds as
determined by an independent
 consultant As part of these
settlements Federated
agreed to pay disgorgement
and a civil money penalty
 in the aggregate amount
 of an additional 72 million
and among other things
agreed that it would not
 serve as investment
adviser to any registered
investment company unless
 i at least
75 of the funds directors
 are independent of
Federated ii the chairman
of each such fund is
independent of Federated
 iii no action
may be taken by the funds
 board or any committee
 thereof unless approved
 by a majority of the
independent trustees of
the fund
or committee respectively
 and iv the fund appoints
 a senior officer who
 reports to the independent
 trustees and is responsible
for
monitoring compliance by
 the fund with applicable
 laws and fiduciary duties
and for managing the
process by which management
fees charged to a fund are
approved The settlements
are described in Federateds
 announcement which along
 with previous press
releases and related
 communications on
those matters is available
 in the About Us section
 of Federateds website at
FederatedInvestorscom
Federated and various
Funds have also been
named as defendants in
 several additional
lawsuits the majority
of which are now
pending in the United
States District Court
for the Western District
 of Pennsylvania alleging
among other things
excessive advisory
and Rule 12b1 fees
The board of the Funds
 has retained the law
firm of Dickstein Shapiro
 LLP to represent the Funds
 in these lawsuits Federated
and
the Funds and their
respective counsel are
reviewing the allegations
 and intend to defend this
litigation Additional
 lawsuits based
upon similar allegations
may be filed in the future
The potential impact of
these lawsuits all of
 which seek unquantified
 damages
attorneys fees and expenses
 and future potential
similar suits is uncertain
Although we do not believe
 that these lawsuits will
 have
a material adverse effect
 on the Funds there can
 be no assurance that
 these suits ongoing
adverse publicity andor
 other
developments resulting
from the regulatory
investigations will
 not result in increased
 Fund redemptions
reduced sales of Fund
shares
or other adverse
 consequences for the Funds